Exhibit 99.1
APi Group Reports Record Third Quarter 2025 Financial Results and Raises Full-Year 2025 Outlook
-Record third quarter net revenues of $2.1 billion, representing year-over-year growth of 14.2% and year-over-year organic growth of 9.7%-
-Record third quarter reported net income of $93 million with year-over-year growth of 34.8%-
-Record third quarter adjusted EBITDA of $281 million with year-over-year growth of 14.7% and adjusted EBITDA margin expansion of 10 basis points to 13.5%-
-Raising full-year guidance for net revenues and adjusted EBITDA-
New Brighton, Minnesota – October 30, 2025 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2025.

Russ Becker, APi’s President and Chief Executive Officer stated: “We approach 2026 with strong momentum across our global platform. We continue to accelerate organic growth while expanding adjusted EBITDA margins, growing our recurring inspection, service and monitoring business, building on our record backlog, and improving our free cash flow generation. We believe our proven operating model, built on our inspection and service-first strategy, purpose-driven leadership, and a disciplined approach to capital allocation, positions APi for sustained organic growth, margin expansion and value-accretive M&A. We are confident in our leaders’ ability to execute our strategy and deliver against our new 10/16/60+ financial targets, creating value for all our stakeholders."

Third Quarter 2025 Consolidated Results:

	Three Months Ended September 30,
	2025	2024	Y/Y
Net revenues	$2,085	$1,826	14.2%
Organic net revenue growth (a)			9.7%

GAAP
Gross profit	$652	$567	15.0%
Gross margin	31.3%	31.1%	+20 bps

Net income	$93	$69	34.8%
Diluted EPS	0.20	0.15	33.3%

Adjusted non-GAAP comparison
Adjusted gross profit	$656	$566	15.9%
Adjusted gross margin	31.5%	31.0%	+50 bps

Adjusted EBITDA	$281	$245	14.7%
Adjusted EBITDA as a % of adjusted net revenues	13.5%	13.4%	+10 bps

Adjusted net income	$174	$141	23.4%
Adjusted diluted EPS (b)	$0.41	$0.34	20.6%
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
(b)Per share data has been adjusted to reflect the three-for-two stock split executed June 30, 2025.
NM = Not meaningful

•Reported net revenues increased by 14.2% (9.7% organic) driven by growth in inspection, service, and monitoring revenues, strong growth in project revenues, acquisitions, and pricing improvements.
•Reported and adjusted gross margin increased by 20 and 50 basis points, respectively, compared to the prior year period primarily driven by disciplined customer and project selection and pricing improvements, partially offset by mix.
•Reported net income was $93 million and diluted EPS was $0.20. Adjusted net income was $174 million and adjusted diluted EPS was $0.41, representing an 20.6% increase compared to prior year period driven by strong adjusted EBITDA growth and a decrease in interest expense.
•Adjusted EBITDA increased by 14.7% (13.7% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 10 basis points to 13.5%. Growth in adjusted EBITDA was driven by strong revenue growth and adjusted gross margin expansion, partially offset by investments to support growth.
Third Quarter 2025 Segment Results:
Safety Services

	Three Months Ended September 30,
	2025	2024	Y/Y
Safety Services
Net revenues	$1,403	$1,216	15.4%
Organic net revenue growth (a)			8.7%

GAAP
Gross profit	$520	$445	16.9%
Gross margin	37.1%	36.6%	+50 bps

Segment earnings	$236	$199	18.6%
Segment earnings margin	16.8%	16.4%	+40 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$524	$444	18.0%
Adjusted gross margin	37.3%	36.5%	+80 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 15.4% (8.7% organic) driven by growth in inspection, service, and monitoring revenues, strong growth in project revenues, acquisitions, and pricing improvements.
•Reported and adjusted gross margin increased by 50 and 80 basis points, respectively, compared to prior year period driven by disciplined customer and project selection as well as pricing improvements leading to margin expansion in inspection, service, and monitoring revenues and project revenues.
•Reported segment earnings increased by 18.6% (17.5% on a fixed currency basis) compared to the prior year period. Segment earnings margin was 16.8%, representing an 40 basis point increase compared to prior year period primarily due to the increase in adjusted gross margin, partially offset by investments to support growth.

Specialty Services

	Three Months Ended September 30,
	2025	2024	Y/Y
Specialty Services
Net revenues	$683	$612	11.6%
Organic net revenue growth (a)			11.6%

GAAP
Gross profit	$132	$122	8.2%
Gross margin	19.3%	19.9%	(60) bps

Segment earnings	$81	$78	3.8%
Segment earnings margin	11.9%	12.7%	(80) bps

Adjusted non-GAAP comparison
Adjusted gross profit	$132	$122	8.2%
Adjusted gross margin	19.3%	19.9%	(60) bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 11.6% (11.6% organic) driven by strong growth in project revenues.
•Reported and adjusted gross margin decreased by 60 basis points compared to prior year period driven primarily by increased project starts, mix, and increased material costs.
•Reported segment earnings increased by 3.8% compared to prior year period. Segment earnings margin was 11.9%, representing a 80 basis point decrease compared to prior year period, primarily due to the decrease in adjusted gross margin.
Guidance:
APi increases its full-year 2025 guidance for net revenues and adjusted EBITDA.
• Net Revenues of $7,825 to $7,925 million, up from $7,650 to $7,850 million
• Adjusted EBITDA of $1,015 to $1,045 million, up from $1,005 to $1,045 million
• Adjusted Free Cash Flow Conversion of approximately 75%
Conference Call:
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, October 30, 2025. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; G. David Jackola, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Board of Directors Co-Chairs.

To listen to the call by telephone, please dial 800-715-9871 or 646-307-1963 and provide Conference ID 4836166. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://events.q4inc.com/attendee/741497819

A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroup.com.

Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of our acquisitions and restructuring program, and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection, the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures, and the expected efficiencies from the realignment of the Company’s Safety Services segment; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (x) the Company’s substantial level of indebtedness; (xi) risks associated with the Company’s contract portfolio; (xii) changes in applicable laws or regulations; (xiii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiv) the impact of a global armed conflict; (xv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xvi) geopolitical risks; and (xvii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in the case of adjusted EBITDA, determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude systems and business enablement expenses, business process transformation expenses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions and divestitures, non-service pension cost, and miscellaneous capital market activities are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company supplements the reporting of its consolidated financial information with certain financial measures, including adjusted EBITDA, a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, and segment earnings. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. Segment earnings, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. Segment earnings margin is calculated as segment earnings divided by net revenue. The Company believes these measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses adjusted EBITDA and segment earnings to evaluate its performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of the Company’s core operating results.
•The Company discloses fixed currency net revenues and adjusted EBITDA on a consolidated basis and segment earnings on a segment specific basis to provide a more complete understanding of underlying revenue, adjusted EBITDA, and segment earnings trends by providing net revenues, adjusted EBITDA, and segment earnings on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2025.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.

•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, one-time and other events such as miscellaneous capital market activities and costs or gains/losses associated with one-time fixed asset acquisitions or dispositions. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions and divestitures, restructuring costs, amortization of intangible assets, miscellaneous capital market activities, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Additional Information
Following the realignment of our segments in 2025, we have recast all historical segment information in this press release to reflect the move of the HVAC business to the Specialty Services segment.

In addition, following the three-for-two stock split executed on June 30, 2025, all references to the number of shares outstanding, issued shares, and per share amounts of the Company’s common shares have been restated to reflect the effect of the stock split for all historical periods presented in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$2,085	$1,826	$5,794	$5,157
Cost of revenues	1,433	1,259	3,985	3,554
Gross profit	652	567	1,809	1,603
Selling, general, and administrative expenses	489	425	1,419	1,235
Operating income	163	142	390	368
Interest expense, net	34	41	109	110
Investment (income) expense and other, net	(1)	1	(3)	6
Other expense, net	33	42	106	116
Income before income taxes	130	100	284	252
Income tax provision	37	31	79	69
Net income	$93	$69	$205	$183
Net loss attributable to common shareholders:
Less income allocable to Series A Preferred Stock	(9)	—	(21)	—
Stock dividend on Series B Preferred Stock	—	—	—	(7)
Conversion of Series B Preferred Stock	—	—	—	(372)
Net income (loss) attributable to common shareholders	$84	$69	$184	$(196)
Net income (loss) per common share:
Basic	$0.20	$0.15	$0.44	$(0.49)
Diluted	0.20	0.15	$0.43	(0.49)
Weighted average shares outstanding:
Basic	416	412	416	398
Diluted	429	414	425	398

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$555	$499
Accounts receivable net of allowances	1,562	1,444
Inventories	148	143
Contract assets	577	453
Prepaid expenses and other current assets	164	119
Total current assets	3,006	2,658
Property and equipment, net	393	379
Operating lease right of use assets	281	268
Goodwill	3,150	2,894
Intangible assets, net	1,636	1,660
Deferred tax assets	52	57
Pension and post-retirement assets	115	120
Other assets	88	116
Total assets	$8,721	$8,152
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$4
Accounts payable	537	497
Accrued liabilities	723	704
Contract liabilities	672	590
Operating and finance leases	94	90
Total current liabilities	2,031	1,885
Long-term debt, less current portion	2,753	2,749
Pension and post-retirement obligations	53	48
Operating and finance leases	200	192
Deferred tax liabilities	218	198
Other noncurrent liabilities	190	127
Total liabilities	5,445	5,199
Total shareholders’ equity	3,276	2,953
Total liabilities and shareholders’ equity	$8,721	$8,152

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$205	$183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	242	221
Restructuring charges, net of cash paid	(6)	(15)
Deferred taxes	2	1
Share-based compensation expense	31	26
Profit-sharing expense	23	20
Non-cash lease expense	82	73
Net periodic pension cost	17	20
Other, net	(1)	(22)
Changes in operating assets and liabilities, net of effects of acquisitions:	(218)	(170)
Net cash provided by operating activities	377	337

Cash flows from investing activities:
Acquisitions, net of cash acquired	(174)	(647)
Purchases of property and equipment	(70)	(66)
Proceeds from sales of property and equipment	13	33
Net cash used in investing activities	(231)	(680)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	850
Payments on long-term borrowings	(5)	(335)
Repurchases of common stock	(75)	—
Proceeds from issuance of common shares	—	458
Conversion of Series B Preferred Stock	—	(600)
Payments of acquisition-related consideration	(16)	(7)
Restricted shares tendered for taxes	(20)	(12)
Other financing activities	—	(6)
Net cash (used in) provided by financing activities	(116)	348
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	25	4
Net increase in cash, cash equivalents, and restricted cash	55	9
Cash, cash equivalents, and restricted cash, beginning of period	501	480
Cash, cash equivalents, and restricted cash, end of period	$556	$489

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended September 30, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	15.4%	1.2%	14.2%	5.5%	8.7%
Specialty Services	11.6%	—%	11.6%	—%	11.6%
Consolidated	14.2%	0.9%	13.3%	3.6%	9.7%

	Nine Months Ended September 30, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	14.9%	0.2%	14.7%	8.0%	6.7%
Specialty Services	6.8%	—%	6.8%	—%	6.8%
Consolidated	12.4%	0.2%	12.2%	5.4%	6.8%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from material divestitures for all periods for businesses divested as of September 30, 2025.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, material divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024

Gross profit (as reported)		$652	$567	$1,809	$1,603
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	4	(1)	11	2
Restructuring program related costs	(b)	—	—	1	2
Adjusted gross profit		$656	$566	$1,821	$1,607

Net revenues		$2,085	$1,826	$5,794	$5,157
Adjusted gross margin		31.5%	31.0%	31.4%	31.2%

Adjusted SG&A

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Selling, general, and administrative expenses ("SG&A") (as reported)		$489	$425	$1,419	$1,235
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(56)	(57)	(168)	(159)
Contingent consideration and compensation	(d)	(1)	(1)	(2)	(5)
Systems and business enablement	(e)	(31)	—	(61)	—
Business process transformation expenses	(f)	—	(13)	(4)	(26)
Acquisition and divestiture related expenses	(g)	2	(2)	(12)	(11)
Restructuring program related costs	(b)	—	(4)	(14)	(15)
Other	(h)	(1)	—	(4)	8
Adjusted SG&A expenses		$402	$348	$1,154	$1,027

Net revenues		$2,085	$1,826	$5,794	$5,157
Adjusted SG&A as a % of net revenues		19.3%	19.1%	19.9%	19.9%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the addback of expenses associated with restructuring programs and related costs.
(c)Adjustment to reflect the elimination of amortization expense.
(d)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(f)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(g)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction gains and losses associated with potential and completed divestitures.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024

Net income (as reported)		$93	$69	$205	$183
Adjustments to reconcile net income to EBITDA:
Interest expense, net		34	41	109	110
Income tax provision		37	31	79	69
Depreciation and amortization		81	77	242	221
EBITDA		$245	$218	$635	$583
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	1	2	5
Non-service pension cost	(b)	5	7	14	17
Systems and business enablement	(c)	31	—	61	—
Business process transformation expenses	(d)	—	13	4	26
Acquisition and divestiture related expenses	(e)	(2)	2	12	11
Restructuring program related costs	(f)	—	4	14	17
Other	(g)	1	—	4	(8)
Adjusted EBITDA		$281	$245	$746	$651

Net revenues		$2,085	$1,826	$5,794	$5,157
Adjusted EBITDA margin		13.5%	13.4%	12.9%	12.6%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(e)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction gains and losses associated with potential and completed divestitures.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before income tax, net income and EPS and
Adjusted income before income tax, net income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Income before income tax provision (as reported)		$130	$100	$284	$252
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	60	56	179	161
Contingent consideration and compensation	(b)	1	1	2	5
Non-service pension cost	(c)	5	7	14	17
Systems and business enablement	(d)	31	—	61	—
Business process transformation expenses	(e)	—	13	4	26
Acquisition and divestiture related expenses	(f)	(2)	2	12	11
Restructuring program related costs	(g)	—	4	14	17
Other	(h)	1	—	4	(8)
Adjusted income before income tax provision		$226	$183	$574	$481

Income tax provision (as reported)		$37	$31	$79	$69
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	15	11	53	41
Adjusted income tax provision		$52	$42	$132	$110

Adjusted income before income tax provision		$226	$183	$574	$481
Adjusted income tax provision		52	42	132	110
Adjusted net income		$174	$141	$442	$371

Diluted weighted average shares outstanding (as reported)		429	414	425	398
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	—	—	—	2
Dilutive impact of Series A Preferred Stock	(k)	(5)	2	(2)	6
Dilutive impact of conversion of Series B Preferred Stock	(l)	—	—	—	17
Adjusted diluted weighted average shares outstanding		424	416	423	423

Adjusted diluted EPS		$0.41	$0.34	$1.04	$0.88
Notes:
(a)Adjustment to reflect the elimination of amortization expense.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction gains and losses associated with potential and completed divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of options and RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment reflects the addition of the dilutive impact of 6 million shares associated with the deemed conversion of Series A Preferred Stock, when adjusted for the stock split, offset by the adjustment of the assumed dividend payable to the Series A Preferred Stock holders at year-end.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 49 million common shares and were outstanding for two months of the year, when adjusted for the stock split. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025 (a)	2024 (a)	2025 (a)	2024 (a)
Safety Services
Net revenues		$1,403	$1,216	$4,032	$3,509
Adjusted gross profit		524	444	1,499	1,276
Segment earnings		236	199	667	554

Adjusted gross margin		37.3%	36.5%	37.2%	36.4%
Segment earnings margin		16.8%	16.4%	16.5%	15.8%

Specialty Services
Net revenues		$683	$612	$1,765	$1,653
Adjusted gross profit		132	122	322	331
Segment earnings		81	78	181	194

Adjusted gross margin		19.3%	19.9%	18.2%	20.0%
Segment earnings margin		11.9%	12.7%	10.3%	11.7%

Total net revenues before corporate and eliminations	(b)	$2,086	$1,828	$5,797	$5,162
Total segment earnings before corporate and eliminations	(b)	317	277	848	748
Segment earnings margin before corporate and eliminations	(b)	15.2%	15.2%	14.6%	14.5%

Corporate and Eliminations
Net revenues		$(1)	$(2)	$(3)	$(5)
Adjusted EBITDA		(36)	(32)	(102)	(97)

Total Consolidated
Net revenues		$2,085	$1,826	$5,794	$5,157
Adjusted gross profit		656	566	1,821	1,607
Adjusted EBITDA		281	245	746	651

Adjusted gross margin		31.5%	31.0%	31.4%	31.2%
Adjusted EBITDA margin		13.5%	13.4%	12.9%	12.6%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,403	$—		$1,403	$1,216	$—		$1,216
Cost of revenues	883	(4)	(a)	879	771	1	(a)	772
Gross profit	$520	$4		$524	$445	$(1)		$444
Gross margin	37.1%			37.3%	36.6%			36.5%

Specialty Services
Net revenues	$683	$—		$683	$612	$—		$612
Cost of revenues	551	—		551	490	—		490
Gross profit	$132	$—		$132	$122	$—		$122
Gross margin	19.3%			19.3%	19.9%			19.9%

Corporate and Eliminations
Net revenues	$(1)	$—		$(1)	$(2)	$—		$(2)
Cost of revenues	(1)	—		(1)	(2)	—		(2)

Total Consolidated
Net revenues	$2,085	$—		$2,085	$1,826	$—		$1,826
Cost of revenues	1,433	(4)	(a)	1,429	1,259	1	(a)	1,260
Gross profit	$652	$4		$656	$567	$(1)		$566
Gross margin	31.3%			31.5%	31.1%			31.0%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$4,032	$—		$4,032	$3,509	$—		$3,509
Cost of revenues	2,545	(11)	(a)	2,533	2,237	(2)	(a)	2,233
		(1)	(b)			(2)	(b)
Gross profit	$1,487	$12		$1,499	$1,272	$4		$1,276
Gross margin	36.9%			37.2%	36.2%			36.4%

Specialty Services
Net revenues	$1,765	$—		$1,765	$1,653	$—		$1,653
Cost of revenues	1,443	—		1,443	1,322	—		1,322
Gross profit	$322	$—		$322	$331	$—		$331
Gross margin	18.2%			18.2%	20.0%			20.0%

Corporate and Eliminations
Net revenues	$(3)	$—		$(3)	$(5)	$—		$(5)
Cost of revenues	(3)	—		(3)	(5)	—		(5)

Total Consolidated
Net revenues	$5,794	$—		$5,794	$5,157	$—		$5,157
Cost of revenues	3,985	(11)	(a)	3,973	3,554	(2)	(a)	3,550
		(1)	(b)			(2)	(b)
Gross profit	$1,809	$12		$1,821	$1,603	$4		$1,607
Gross margin	31.2%			31.4%	31.1%			31.2%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Corporate and Eliminations
Income before income taxes		$(88)	$(78)	$(248)	$(208)
Interest expense, net		24	31	82	81
Depreciation		2	1	4	2
Amortization		1	1	3	3
Systems and business enablement	(a)	18	—	39	—
Business process transformation expenses	(b)	—	10	3	21
Acquisition and divestiture related expenses	(c)	3	2	10	11
Restructuring program related costs	(d)	—	1	—	1
Other	(e)	4	—	5	(8)
Corporate and Eliminations adjusted EBITDA		$(36)	$(32)	$(102)	$(97)
Notes:
(a)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(c)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction gains and losses associated with potential and completed divestitures.
(d)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(e)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in Segment earnings

	Three Months Ended September 30, 2025
	Change in Segment earnings (public rates)	Foreign currency translation (a)	Change in Segment earnings (fixed currency) (b)
Safety Services	18.6%	1.1%	17.5%
Specialty Services	3.8%	—%	3.8%
Consolidated	14.7%	1.0%	13.7%

	Nine Months Ended September 30, 2025
	Change in Segment earnings (public rates)	Foreign currency translation (a)	Change in Segment earnings (fixed currency) (b)
Safety Services	20.4%	0.3%	20.1%
Specialty Services	(6.7)%	—%	(6.7)%
Consolidated	14.6%	0.6%	14.0%
Notes:
(a)Represents the effect of foreign currency on reported segment earnings, calculated as the difference between reported segment earnings and segment earnings at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Net cash provided by operating activities (as reported)		$232	$220	$377	$337
Less: Purchases of property and equipment		(31)	(22)	(70)	(66)
Free cash flow		$201	$198	$307	$271
Add: Cash payments related to following items:
Contingent compensation	(a)	—	5	1	16
Systems and business enablement	(b)	37	—	79	—
Business process transformation expenses	(c)	—	12	4	26
Acquisition and divestiture related expenses	(d)	—	1	10	10
Restructuring program related payments	(e)	5	9	17	30
Other	(f)	5	2	16	8
Adjusted free cash flow		$248	$227	$434	$361

Adjusted EBITDA	(g)	$281	$245	$746	$651
Adjusted free cash flow conversion		88.3%	92.7%	58.2%	55.5%
Notes:
(a)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(d)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction gains and losses associated with potential and completed divestitures.
(e)Adjustment to reflect payments made for restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, including capital market activity and costs or gains/losses associated with any one-time fixed asset acquisitions or dispositions.
(g)Adjusted EBITDA from non-GAAP reconciliations included elsewhere in this press release.